UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2014

TriLinc Global Impact Fund, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-185676	36-4732802
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1230 Rosecrans Avenue, Suite 605

Manhattan Beach, CA 90266

(Address of principal executive offices)

(310) 997-0580

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 1, 2014, TriLinc Global Impact Fund – African Trade Finance, Ltd., a wholly-subsidiary of TriLinc Global Impact Fund, LLC (the “Company”), and TriLinc Advisors International, Ltd. (“Advisor Affiliate”), a wholly owned subsidiary of the Company’s Advisor, TriLinc Advisors, LLC (the “Advisor”), entered into a sub-advisory agreement (the “Agreement”) with Barak Fund Management Ltd. (the “Sub-Advisor”) to become a sub-advisor with respect to the Company’s investments in Sub-Saharan Africa.

Pursuant to the Agreement, the Sub-Advisor has agreed to perform certain of the asset selection and management advisory duties that the Advisor has agreed to provide to the Company pursuant to the Advisory Agreement between the Company and the Advisor, dated February 24, 2014, as amended. The Sub-Advisor has agreed to use its commercially reasonable efforts to select potential investment opportunities consistent with the Company’s investment policies and objectives as described in the Company’s prospectus, to provide certain asset management and acquisition services and to provide other specific services as the Sub-Advisor and Advisor Affiliate mutually agree upon from time to time. The services to be provided by the Sub-Advisor, directly or through its affiliates, include, but are not limited to, the following:

•	originate, underwrite and analyze potential investment opportunities on behalf of the Company;

•	structure and negotiate the terms and conditions of the Company’s investments;

•	make investments on the Company’s behalf based on the Company’s underwriting guidelines;

•	perform borrower level and market specific due diligence on prospective investments and create due diligence reports summarizing the results of such work;

•	assess, monitor and manage operational risks; and

•	screen for and track impact objectives and the environmental, social and governance practices of the borrowers of the assets managed.

Pursuant to the Agreement, Advisor Affiliate will pay the Sub-Advisor a portion of the asset management as well as a portion of the incentive fees received by the Advisor pursuant to the Advisory Agreement as compensation for the asset selection and management provided by the Sub-Advisor. In addition, the Advisor Affiliate will reimburse the Sub-advisor for any acquisition expenses that are not reimbursed by the borrowers as well as for certain operational and administrative costs.

The Agreement may be terminated by the Advisor Affiliate upon one year written notice in the event that the Advisor Affiliate determines that the termination is required by the Advisor’s fiduciary duties to the Company or instructions from the Company’s board of managers and may be terminated by the Sub-Advisor upon one year written notice. Pursuant to the Agreement, upon termination, the Sub-Advisor in good faith will use its reasonable best efforts to continue to monitor and service the investments of the Company until the wind-up of such investments. All terminations by either party will be effective upon the later of (i) the date that is one year following termination or (ii) the earliest date upon which the wind-up of the Company’s investments is reasonably complete.

The foregoing is only a brief description of the material terms of the sub-advisory agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Agreement. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1 Sub-Advisory Agreement among dated as of July 1, 2014 by and between TriLinc Advisors International, Ltd., Barak Fund Management, Ltd., and TriLinc Global Impact Fund – African Trade Finance, Ltd.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILINC GLOBAL IMPACT FUND, LLC

July 7, 2014	By:	/s/ Gloria Nelund
	Name:	Gloria Nelund
	Title:	Chief Executive Officer

EXHIBIT INDEX

10.1 Sub-Advisory Agreement among dated as of July 1, 2014 by and between TriLinc Advisors International, Ltd., Barak Fund Management, Ltd., and TriLinc Global Impact Fund – African Trade Finance, Ltd.